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                                                                     EXHIBIT 3.2


                          DAYTON GENERAL SYSTEMS, INC.



                                     BY-LAWS


                     (as amended through November 5, 1997)


                                    ARTICLE I

                                  SHAREHOLDERS


SECTION 1.   Meetings.

         (a) Annual Meetings. The annual meeting of the shareholders of this Corporation shall be held on such day, at such place within or without the Commonwealth of Pennsylvania, and at such time of day as may be specified by the Board of Directors.


         (b) Special Meetings. Special meetings of the shareholders of the Corporation, or of any class or series of shares of stock, may be called at any time by the Board of Directors, the Chairman of the Board, any shareholder or group of shareholders owning 10% or more of the voting power of the Corporation, or such class or series of shares of stock, or such other person or persons as may be authorized by law or the Articles of Incorporation. Such meetings shall be held on such date and at such place, within or without the Commonwealth of Pennsylvania, and time of day as may be fixed by the Board of Directors or the Secretary.


         (c) Record Date and Notice. The date of record for shareholders of the Corporation, or of the holders of any class or series of shares of stock, entitled to notice of and to vote at any annual or special meeting shall be ninety days, or such lesser number of days prior to the meeting as the Board of Directors shall fix.


SECTION 2.  Notice.

         Written notice of the date, place and time of all meetings of shareholders of the Corporation, or of the holders of any class or series of shares of stock, and of the purpose of each special meeting, shall be given to each shareholder entitled to vote thereat at least ten days before the date of the meeting, unless a greater period of notice is required by law or the terms of the class or series of stock, or unless notice is waived.


SECTION 3.  Voting.

         Every shareholder entitled to vote may vote either in person or by proxy in accordance with applicable law, these By-Laws and the Corporation's Articles of Incorporation.


SECTION 4.  Quorum.

         The presence at a meeting, in person or by proxy, of the holders of outstanding shares of stock of the Corporation entitled to cast at least a majority of the votes which all shareholders are entitled to cast on any matter to come before the meeting shall
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constitute a quorum for the purpose of considering such matter at the meeting;
provided, however, that whenever under the provisions of law, these By-Laws, the Articles of Incorporation or the terms of a class or series of shares of stock, the holders of a class or series of shares are entitled to vote on any matter as a separate class or series of shares of stock, the presence at the meeting, in person or by proxy, of the holders of shares of such class or series entitled to cast at least a majority of the votes which all shareholders of the particular class or series are entitled to cast on the particular matter to be voted on shall constitute a quorum of such class or series for the purpose of considering such matter. If a quorum is not present for the purpose of considering any matter, those present in person and by proxy may adjourn the consideration of such matter to an adjourned meeting at such time and place as they may determine.


SECTION 5.  Presiding Officer.

         The President shall act as chairman of each meeting of shareholders, or of the holders of a class or series of shares, unless another person has been designated for such purpose by the Board of Directors. In the absence of the Chairman of the Board, the President shall act as the chairman of meeting or, in the absence of the President, the chairman of the meeting shall be chosen by the Board of Directors or, in their absence, by a majority of the votes cast by the holders of the shares of stock present in person or by proxy and entitled to vote at such meeting. The Secretary or such other person as the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.


                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 1.  General Powers.

         The authority of the Corporation shall be exercised by or under the direction of the Board of Directors, except where any applicable law, the Articles of Incorporation or these By-Laws require action to be authorized or taken by the shareholders.


SECTION 2.  Terms of Office and Vacancies.

         Each director shall serve until his or her successor is elected and qualified. Unless otherwise provided in the Articles of Incorporation or required by law, vacancies in the Board of Directors may be filled by the remaining members of the Board of Directors, though less than a quorum, and any director so selected shall serve for the balance of the term of the director he or she replaces.


SECTION 3.  Meetings.

         (a) Regular Meetings. Regular meetings of the Board of Directors shall be held on dates specified by the Board of Directors, or if it fails to so specify, as called by the

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Chairman of the Board. Notice of regular meetings shall be given unless otherwise ordered by the Board of Directors.

         (b) Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President and shall be called by either of them upon the written request of not less than the majority of the directors then in office. Notice of each special meeting shall be given by the Secretary to each director before such meeting.

         (c) Place. Meetings of the Board of Directors shall be held at such place as the Board of Directors, the Chairman of the Board or the President may designate, within or without the Commonwealth of Pennsylvania.

         (d) Notice of Meetings. Notice of each special meeting of the Board of Directors, or of any regular meeting of which notice is to be given, shall specify the date, place and time of the meeting and shall be given to each director at least 24 hours before the meeting if given personally, by telephone, electronic mail or telecopier, at least 48 hours if given by telegram or similar mode of communication, and at least three days before the meeting if given by mail. Notice of any meeting shall be deemed to be given when (i) personally delivered, (ii) dispatched to the electronic mail address or telecopier number supplied by the director to the Corporation, (iii) mailed by first class United States mail, postage prepaid, addressed to the business address of the director or (iv) a telegram or similar mode of communication is delivered to the telegraph or other transmitting company addressed to the business address of the director. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         (e) General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

         (f) Limitation of Liability. To the fullest extent allowed by law, a director, as such, shall not be personally liable for monetary damages for any action taken, or any failure to take any action.


SECTION 4.  Quorum.

         Except as otherwise provided in these By-Laws, the Articles of Incorporation or by law, a majority of all directors in office shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and acting at a meeting at which a quorum is present shall be the act of the Board of Directors.


SECTION 5.  Committees.

         (a) Committees. The Board of Directors may, by resolution adopted by a majority of the whole board, create such committees as it may deem appropriate, each committee to consist of two or more directors of the Corporation and to have such functions, duties and powers as the Board of Directors from time to time may specify by

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resolution. Except as otherwise provided in Section 5(b) of this Article, any such committee shall have and exercise the authority of the Board of Directors to the extent provided in the resolution(s) designating the committee.

         (b) Limitations on Committees' Authority. No committee shall have or exercise the authority of the Board of Directors over the business of the Corporation in respect of (i) matters the delegation of which to a committee shall be limited by, or contrary to, law, the Articles of Incorporation, or these By-Laws, (ii) amending the Articles of Incorporation or By-Laws of the Corporation, (iii) filling vacancies in the Board of Directors of the Corporation, (iv) electing or removing officers of the Corporation, (v) adopting or approving a plan of merger, consolidation or sale of a substantial portion of the assets of the Corporation or the dissolution or reorganization of the Corporation or (vi) such other matters as may be specified by the Board of Directors.

         (c) Committee Minutes and Meetings. Each committee shall fix the time and place of its meetings and shall meet on call of its chairman or of any two members of the committee. It shall keep minutes of its meetings and report the same to the Board of Directors. Each committee shall be organized in such manner, not inconsistent with these By-Laws, as it may determine.

         (d) Quorum. The presence of a majority of the members of a committee shall constitute a quorum for the transaction of its business. The act of a majority of the members present at any meeting of a committee at which a quorum is present shall be the act of the committee.


SECTION 6.  Participation in Meetings.

         One or more directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, with the same effect as if such directors were present in person.


SECTION 7.  Compensation.

         By resolution of the Board of Directors, each director may be paid his or her expenses of attendance at meetings of the Board of Directors and of committees of the Board of Directors, and may be paid a stated fee as a director or committee member, or a stated fee for attendance at meetings, or both, and each director may be paid his or her expenses and a stated fee for his or her time devoted to special matters or projects of the Corporation at the request of the Chairman of the Board or the President.


SECTION 8.  Action by Consent.

         Any action which may be taken at a meeting of the Board of Directors, or of a committee of the Board of Directors, may be taken without a meeting if consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

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SECTION 9.  Nomination of Directors.


         At any meeting of shareholders for the election of directors, the only candidates who shall be eligible for election as directors shall be those who have been nominated by or at the direction of the Board of Directors (which nominations shall be either made at such meeting or disclosed in a proxy statement or supplement thereto, distributed to shareholders for such meeting by or at the direction of the Board of Directors) and those who have been nominated at such meeting by a shareholder who has complied with the procedures set forth in this Section 9. A shareholder may make a nomination for the office of director only if such shareholder has first delivered to the Secretary of the Corporation notice in writing at least 60 days in advance of the meeting of the shareholders at which such election is to be held (or if less than 60 days' notice or prior public disclosure of the date of such annual meeting is given, not later than 10 days after the date of mailing of such notice or the date of such public disclosure, whichever occurs first). Such shareholder notice shall set forth the following information: (i) the name and address of the shareholder who intends to make the nomination(s) and of the person(s) to be nominated; (ii) the class, series and number of shares of the Company's capital stock owned by such shareholder and a representation that the shareholder is a holder of record of such stock of the Company and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and any other person(s), naming such person(s), pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.


SECTION 10.       Personal Liability of Directors.

         (A) A director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken by such director unless:

                  (i) The director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter Seventeen of the Pennsylvania Business corporation Law of 1988 as in effect on July 14, 1997; and

                  (ii) The breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness.

         (B) The provisions of this Section 9 shall not apply to:

                  (i) The responsibility or liability of a director pursuant to any criminal statute; or

                  (ii) The liability of a director for the payment of taxes pursuant to federal, state or local law.


SECTION 11.       Election and Removal of Directors.


        Subject to Article II, Section 2 of these By-Laws, the shareholders of the Corporation shall elect each director. The shareholder vote necessary to elect each director is the affirmative vote of a majority of votes cast. At any properly convened meeting of the shareholders of the Corporation, the shareholders of the Corporation may remove any director or the entire Board of Directors, with or without cause, upon the affirmative vote of a majority of the votes cast. Any director removed pursuant to this section shall continue to serve until such time that a successor has been duly elected and qualified.


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                                   ARTICLE III

                                    OFFICERS

SECTION 1.        Selection of Officers.

         (a) Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors. They shall include a President, Secretary, Treasurer and such other principal officers as the Board of Directors may from time to time determine. Every officer elected by the Board of Directors shall serve at the pleasure of the Board of Directors.

         (b) Other Officers. Officers of the Corporation, assistant officers and subordinate officers other than the principal officers elected by the Board of Directors pursuant to Section 1(a) of this Article, shall be selected by the Chairman of the Board, or such other officer or officers as the Chairman of the Board may designate, and shall have such authority and duties as the Chainman of the Board or officers designated by the Chairman of the Board shall specify.


SECTION 2.  Compensation.

         The compensation of the Chairman of the Board and the President of the Corporation shall be fixed by the Board of Directors or by a committee of the Board. The compensation of other officers or employees of the Corporation shall be fixed in such manner as the Board of Directors may determine, or in the absence of such a determination, shall be fixed by the Chairman of the Board or such other officer or officers designated by the Chairman of the Board.


SECTION 3.  Powers and Duties of Specified Officers.

         (a) President. The President shall be the chief executive officer of the Corporation. The President shall have such other powers and perform such other duties as may from time to time be assigned to the President by the Board of Directors or the Chairman of the Board.

         (c) Secretary. The Secretary shall attend all meetings of the shareholders and the Board of Directors and shall keep an accurate record of the proceedings at such meetings and shall notify the several officers of the Corporation of action taken concerning matters in their respective areas of responsibility. Upon request of any committee of the Board of Directors, he or she shall attend a meeting or meetings of such committee and keep an accurate record of the proceedings at its meeting or meetings. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall give notice of all meetings of shareholders (or of a class or series of shares of stock) and, when requested, of any meeting of the Board of Directors or a committee thereof. The Secretary, or the designated agent of the Corporation, shall keep and have custody of the stock books required by law to be kept, and the Secretary or one or more agents approved by the Board of Directors shall transfer all shares of stock of the Corporation.


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         (d) Treasurer. The Treasurer shall have custody of the corporate funds and securities of the Corporation. The Treasurer shall maintain accounts in such banks or places of deposit, and shall invest the funds of the Corporation, in such manner as the Board of Directors or a committee of the Board of Directors may from time to time designate. He or she shall disburse the funds of the Corporation. The Treasurer shall keep full and accurate accounts of receipts and disbursements and shall be bonded with one or more sureties against loss of money, securities and other property which the Corporation may sustain through any fraudulent or dishonest act in the discharge of his of her duties.



                                   ARTICLE IV

                        SHARE CERTIFICATES AND TRANSFERS


SECTION 1.  Share Certificates.

         The shares of stock of the Corporation shall be represented by share certificates, which shall be signed by manual, facsimile, printed or engraved signatures of the Chairman of the Board or the President and of the Secretary or an Assistant Secretary and shall be manually countersigned by a transfer agent or a registrar if the Board of Directors has appointed such transfer agent or registrar if one has been appointed. In case any officer who has signed or whose facsimile signature has been placed on any share certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.


SECTION 2.  Lost Certificates.

         Any person or persons desiring the issue of a certificate of shares of stock in lieu of one alleged to be lost, stolen or destroyed, shall apply therefor to the Secretary or the Corporation's transfer agent describing, under oath or affirmation, the certificate and the time, place and manner of its loss; whereupon the Board of Directors, a committee thereof or an officer designated by the Board of Directors or a committee thereof may direct the issue of a new certificate, of the same tenor as the original. Before such new certificate shall be issued, the applicant shall furnish an open-penalty bond indemnifying the Corporation and its transfer agents and registrars against any loss or damage that may arise from the issuance of a new certificate. The Board of Directors, or a committee thereof, at its discretion may waive the furnishing of such bond of indemnity.





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                                    ARTICLE V

                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES


SECTION 1.  Indemnification of Authorized Representatives.

         The Corporation shall, to the fullest extent allowed by law, indemnity any person who was or is an "authorized representative" of the Corporation (which shall mean for purposes of this Article a director, officer or employee of the Corporation, or any agent of the Corporation designated as an "authorized representative" for purposes of this Article by the Board of Directors, or any such director, officer, employee or designated agent serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise) and who was or is a party (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit, appeal or proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, including an action by or in the right of the Corporation or a class of its security holders) by reason of the fact that he or she was or is an authorized representative of the Corporation, against any liability (which shall mean for purposes of this Article any damage, judgment, penalty, fine, amount paid in settlement, punitive damages, excise tax assessed with respect to an employee benefit plan or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements)) including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability. If an authorized representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnity such authorized representative to the maximum extent for such portion of the liabilities. The termination of any proceeding by judgment, order, settlement, indictment or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the authorized representative is not entitled to indemnification.


SECTION 2.  Proceedings Initiated by Authorized Representatives.

         Notwithstanding any other provision of this Article, the Corporation shall not indemnify under this Article an authorized representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claim or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to successfully prosecuting or defending the rights of an authorized representative granted by or pursuant to this Article.




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SECTION 3.  Advancing Expenses.

         Expenses (including attorneys' fees and disbursements) incurred in good faith shall be paid by the Corporation on behalf of an authorized representative in advance of the final disposition of a proceeding described in Section 1 of this Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined pursuant to Section 6 of this Article that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.


SECTION 4.  Securing of Indemnification Obligations.

         To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self- insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.


SECTION 5.  Payment of Indemnification.

         An authorized representative shall be entitled to indemnification within 30 days after a written request for indemnification has been received by the Secretary of the Corporation.


SECTION 6.  Arbitration.

         Any dispute related to the right to indemnification or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the Corporation's executive offices are located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the authorized representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if the arbitrators selected by the Corporation and the authorized representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the authorized representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected shall have been a director of a corporation whose shares of common

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stock were listed during at least one year of such service on the New York Stock
Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of an authorized representative to the benefits of this Article shall have the burden of proof. The Corporation shall reimburse an authorized representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable, and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction; provided, however, that if the conduct giving rise to the liability for which indemnification is being sought has been the subject of another proceeding not directly involving the authorized representative's right to indemnification under this Article or otherwise, the Corporation shall be entitled to interpose, as a defense in any judicial enforcement proceeding on the arbitrators' award, any prior final judicial determination adverse to the authorized representative in such other proceeding. This arbitration provision shall be specifically enforceable.


SECTION 7.  Discharge of Duty.

         An authorized representative shall be deemed to have discharged such person's duty to the Corporation if he or she has relied in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared by:

         (1) one or more officers or employees of the Corporation whom such authorized representative reasonably believes to be reliable and competent with respect to the matter presented;

         (2) legal counsel, public accountants or other persons as to matters that the authorized representative reasonably believes are within the person's professional or expert competence; or

         (3) a committee of the Board of Directors upon which he or she does not serve as to the matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.


SECTION 8.  Contract Rights; Amendment or Repeal.

         All rights under this Article shall be deemed a contract between the Corporation and the authorized representative pursuant to which the Corporation and each authorized representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.


SECTION 9.  Scope of Article.

         The rights granted pursuant to this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, Articles of Incorporation, By-Law, agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and shall continue as to a person who has ceased to be

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an authorized representative in respect of matters arising prior to such time and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such person.


SECTION 10.  Reliance on Provisions.

         Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights provided by this Article.


                                   ARTICLE VI

                                     OFFICES


         The principal office of the Corporation shall be as fixed from time to time by action of the Board of Directors and may be within or without the Commonwealth of Pennsylvania. The Corporation may have such other offices within or without the Commonwealth of Pennsylvania as the Board of Directors may designate, or as the business of the Corporation may require, from time to time. The registered office of the Corporation specified in the Articles of Incorporation may be changed at any time by action of the Board of Directors.


                                   ARTICLE VII

                                   FISCAL YEAR


         The fiscal year of the Corporation shall begin on January 1 and end on December 31.



                                  ARTICLE VIII

                              AMENDMENTS TO BY-LAWS

         Except as otherwise required by law, the authority to adopt, repeal and amend the By-laws is expressly vested in the Board of Directors, subject to the power of the shareholders to change such action.



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